Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Post Effective Amendment No.1 to the Registration Statement (Form F-1 No. 333-236064) and related Prospectus of Can-Fite Biopharma Ltd. and to the incorporation by reference therein of our report dated March 27, 2020 with respect to the consolidated financial statements of Can-Fite Biopharma Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 27, 2020.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer
March 27, 2020	A Member of Ernst & Young Global